Exhibit 10.1.5.4

AMENDMENT

TO THE

CONSOLIDATED EDISON RETIREMENT PLAN

To Take Into Account the

(1) Adoption of the Cash Balance Formula for

Local 503 Members Who Are Hired on or After January 1, 2010 and

Local 3 Members Who are Hired on or After January 1, 2010.

(2) To Change the Early Retirement Age for Certain Local 3 Participants.

(3) To Clarify Definition of Compensation for Cash Balance Accounts.

Pursuant to resolutions adopted by the Board of Directors of Orange and Rockland, Utilities, Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc. at a meeting duly called and held on November 19, 2009, the undersigned hereby approves the amendments set forth below to the Consolidated Edison Retirement Plan.

1. The Introduction is amended, effective January 1, 2010, to add at the end of that Section:

Effective January 1, 2010, the Retirement Plan is amended to take into account the adoption of the same cash balance formula covering management employees hired on and after January 1, 2001 for Local 503 members hired on and after January 1, 2010, by O&R and Local 3 members hired on and after January 1, 2010, by CECONY, both as negotiated and agreed upon during collective bargaining negotiations. Additionally, the Retirement Plan is amended to take into account the change from age 59 to age 55 for Local 3 Participants who were or are hired on and after June 26, 2005 and on and before December 31, 2009 by CECONY and who are eligible for an unreduced early retirement pension allowance, as agreed upon during collective bargaining negotiations between CECONY and Local 3.

2. Article I, Definitions, section 1.07, Annual Compensation, Subsection (c) is amended, effective January 1, 2010, by adding at the end of the definition:

Effective January 1, 2010, Annual Compensation for a CEI Participant who is a CECONY Weekly Employee means his or her Annual Basic Straight-Time Compensation plus 100% of the aggregate amount of his or her pay attributable exclusively to Sunday premium pay and night shift and midnight shift differential premium pay during the calendar quarter. Annual Compensation for a CEI Participant who is an O&R Hourly Employee means his or her Annual Rate of Compensation.

3. Article I, Definitions, section 1.29, CECONY Weekly Participant, is amended, effective January 1, 2010, by adding the following sentence to read as follows:

A CECONY Weekly Participant does not include a member of Local 3 hired on or after January 1, 2010, unless otherwise specifically stated. A member of Local 3 hired on or after January 1, 2010, as a CECONY Weekly Employee is covered by the cash balance formula and therefore classified in the Retirement Plan as a CEI Participant.

4. Article I, Definitions, section 1.32, CEI Participant, is amended, effective January 1, 2010, by adding at the end of the definition:

Effective January 1, 2010, a CEI Participant also means a member of Local 3 who is first hired and becomes a CECONY Weekly Employee on or after January 1, 2010 or a member of Local 503 who is first hired and becomes an O&R Hourly Employee on or after January 1, 2010.

5. Article I, Definitions, section 1.69, O&R Participant, is amended, effective January 1, 2010, by adding the following sentence to read as follows:

An O&R Participant does not include a member of Local 503 hired on or after January 1, 2010, unless otherwise specifically stated. A member of Local 503 hired on and after January 1, 2010, as an O&R Hourly Employee is covered by the cash balance formula and classified as a CEI Participant.

6. Article II, Participation, Section 2.01, Participation Requirements, is amended by adding a new Subsection (d) to read as follows:

(d) An O&R Hourly Employee who is hired on or after January 1, 2010, becomes a CEI Participant as of the date he or she first completes an Hour of Service.

7. Article IV, Eligibility for and Amount of Benefits, Section 4.04, Early Retirement, Subsection (b) CECONY Participants, part (1) Attainment of Age 55 and 30 Years of Accredited Service, is amended, effective January 1, 2010, by changing the first sentence to read as follows:

This section applies to a CECONY Participant, including, a CECONY Local 3 Employee -1 who is hired before December 31, 2009, and has completed at least 30 years of Accredited Service as of the Annuity Starting Date.

8. Article IV, Eligibility for and Amount of Benefits, Section 4.02, Normal Retirement Pension Allowance, Subsection (b) Normal Retirement Pension Allowance for a CEI Participant, part (2) Compensation Credits to Cash Balance Account, part (ii), (iii) and (iv) are amended, effective January 1, 2010, to read as follows:

ii.	The entire amount, if any, of a CEI Participant’s Annual Variable Pay Award shall be included in the CEI Participant’s Annual Compensation in the calendar quarter in which the Award is paid. However, if a CEI Participant’s Annual Compensation as of the calendar quarter with some or all of the Annual Variable Pay Award exceeds the Code Section 401(a)(17) limit, his or her Annual Variable Pay Award will not be included in that calendar quarter. In no event will his or her Annual Compensation for the calendar quarter exceed the Code Section 401(a)(17). Any portion of a CEI Participant’s Variable Pay Award not included as Annual Compensation pursuant to the preceding sentence will, in the case of a Participant whose Annual Compensation is not projected to exceed the limitations of Section 401(a)(17) of the Code in effect for such calendar year, be added to the Annual Compensation paid to the Participant for pay periods ending in each such succeeding calendar quarter (but not in excess of 25% of the Section 401(a)(17) limit for such calendar year) until all such Variable Pay Award has been included as Annual Compensation for such calendar year, provided that in no event shall the limitations of Section 401(a)(17) of the Code be exceeded. Annual Compensation is determined based on the CEI Participant’s rate of pay in the last pay period in each Calendar quarter.

iii.	A CEI Participant whose termination of employment occurs in the first or second month of a calendar quarter shall receive an allocation for such calendar quarter. He or she will receive an allocation equal to a pro rata quarterly allocation based on age, years of Accredited Service, and the Annual Compensation he or she received in such calendar quarter at his or her termination of employment. The CEI Participant will receive his or her applicable percentage -4%, 5%, 6% or 7% -times one twelfth of her or his annual salary rate in effect as of the date of termination of employment times the number of months of Accredited Service in the quarter plus the applicable 4%, 5%, 6% or 7% times any Variable Pay Award, Sunday premium pay and night shift and midnight shift differential premium pay awarded during the quarter. Additionally, if the CEI Participant has exceeded the Social Security Taxable Wage Base, he or she will receive an additional 4% allocation on the Annual Compensation in the calendar quarter that has exceeded the Social Security Taxable Wage Base.

iv.	For any period of an authorized, unpaid leave of absence for which the CEI Participant receives Accredited Service (up to but not to exceed six months), the CEI Participant shall receive compensation credits to his or her Cash Balance Account. The compensation credits shall be determined on the assumption that the CEI Participant continued to receive during the leave period the Annual Compensation (excluding any Annual Variable Pay Award, Sunday premium pay and night shift and midnight shift differential premium pay during the calendar quarter ) in effect for such CEI Participant immediately prior to such leave of absence.

9. Article IV, Eligibility for and Amount of Benefits, Section 4.04, Early Retirement, Subsection (b) CECONY Participants, part (2) Attainment of Age 60, is amended, effective January 1, 2010, by changing the second sentence to read as follows:

His or her Early Retirement Pension Allowance shall be calculated using the same methodology as if he or she had attained age 55 and completed 30 years of service.

10. Article XII, 401(h) Account, Section 12.02, Terms and Conditions, is amended, effective January 1, 2010, by adding the following sentence to the end of the section:

Only a CEI Participant who is a CECONY Eligible Employee, including a Local 3 member hired on and after January 1, 2010, is eligible to participate in the Retiree Health Plan. A CEI Participant who is a CECONY Eligible Employee must meet the same requirements for participation in the Retiree Health Plan as a CECONY Management Participant.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed effective as of May____ 2010

MaryAdamo
Vice President of Human Resources
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan

The Consolidated Edison Retirement Plan

The Consolidated Edison Retirement Plan is hereby amended in accordance with the change set forth in this Amendment. The change was approved by the Board of Trustees on November 19, 2009.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 4th day of June 2010.

/s/ Mary Adamo
Mary Adamo
Plan Administrator and
Vice President – Human Resources
Consolidated Edison Company of New York, Inc.